Exhibit 10.44


                      LETTERHEAD OF R.D. WHITE & CO., INC.

R.D. WHITE & CO., INC.
Established 1937                                       950 Third Ave. - 57th St.
Member: NASD, SIPC                                     New York, NY 10022
                                                       212-317-9634
                                                       800-523-3771
July 1, 1996


Mr. Richard M.H. Thompson
Rotary Power International, Inc.
P.O. Box 128
Wood-Ridge, NJ 07075-0128

RE:      Investment Banking Consulting Agreement

Dear Mr. Thompson:

This will confirm the arrangements, terms and conditions pursuant to which R.D. White & Company, Inc. (The "Consultant") has been retained to serve as a financial consultant, advisor and investment banker to Rotary Power International, Inc. (the "Company"), for a period of twelve (12) months commencing upon July 1, 1996 and ending on June 30, 1997. The undersigned hereby agree to the following terms and conditions.

   1. Duties of Consultant: Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time:

         (a) Consulting Services: Consultant will provide such financial consulting services and advice pertaining to the Company's business as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto. This Agreement is not a contract for listing services; however, nothing in this Agreement will prohibit Consultant from listing or making a market in the Company's securities in the OTC markets.

         (b) Financing: Consultant will assist and represent the Company in obtaining both short and long-term financing. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties.

         (c) Wall Street Liaison: Consultant will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment


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community, such as security analysts, portfolio managers and market makers.



The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

   2. Term:This Agreement shall continue for a period of twelve (12) months from the date hereof (the "Full Term") at which time the Agreement shall automatically terminate unless the Company gives no less than thirty (30) days notice, in writing, addressed to the consultant.

   3. Compensation: As compensation for Consultant's services hereunder, the Company shall pay to Consultant, in advance, the sum of One Hundred Twenty-Five thousand ($125,000) dollars.

   4. Available Time: Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

   5. Relationship: Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the company in any manner whatsoever.

   6. Confidentiality: Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known, or without the specific written consent of the Company.

   7. Assignment: This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

Agreed upon this 1st day of July 1996.

ROTARY POWER INTERNATIONAL, INC.                   R.D. WHITE & COMPANY, INC.


  /s/ Richard M.H. Thompson                          /s/ John Piscopo
------------------------------------               --------------------------
  Richard M.H. Thompson                              John Piscopo
  President, Chief Executive Officer


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